EXHIBIT 2.1




                           AGREEMENT AND PLAN OF MERGER

                                      among

                                PROFFITT'S, INC.,
                            LASALLE MERGER CORPORATION
                                       and
                             CARSON PIRIE SCOTT & CO.

                           Dated as of October 29, 1997







                                TABLE OF CONTENTS
                                                                         PAGE

    ARTICLE I

      THE MERGER...........................................................1
      Section 1.1   The Merger.............................................1
      Section 1.2   Effective Time.........................................2
      Section 1.3   Effects of the Merger..................................2
      Section 1.4   Articles and By-Laws...................................2
      Section 1.5   Conversion of Securities...............................2
      Section 1.6   Parent to Make Certificates Available..................3
      Section 1.7   Dividends; Transfer Taxes; Withholding.................4
      Section 1.8   No Fractional Securities...............................5
      Section 1.9   Return of Exchange Fund................................5
      Section 1.10  Adjustment of Conversion Number........................5
      Section 1.11  No Further Ownership Rights in Company Common Stock....6
      Section 1.12  Closing of Company Transfer Books......................6
      Section 1.13  Lost Certificates......................................6
      Section 1.14  Affiliates.............................................6
      Section 1.15  Dissenters' Rights.....................................6
      Section 1.16  Further Assurances.....................................7
      Section 1.17  Closing................................................7

    ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................7
      Section 2.1   Organization, Standing and Power.......................7
      Section 2.2   Capital Structure......................................8
      Section 2.3   Authority..............................................9
      Section 2.4   Consents and Approvals; No Violation..................10
      Section 2.5   SEC Documents and Other Reports.......................11
      Section 2.6   Registration Statement and Joint Proxy Statement......11
      Section 2.7   Absence of Certain Changes or Events..................12
      Section 2.8   Permits and Compliance................................12
      Section 2.9   Tax Matters...........................................13
      Section 2.10  Actions and Proceedings...............................13
      Section 2.11  Certain Agreements....................................13
      Section 2.12  ERISA.................................................14
      Section 2.13  Compliance with Certain Laws..........................15
      Section 2.14  Liabilities...........................................15
      Section 2.15  Labor Matters.........................................15
      Section 2.16  Intellectual Property.................................16



                                 TABLE OF CONTENTS


      Section 2.17  Opinion of Financial Advisor..........................16
      Section 2.18  Pooling of Interests; Reorganization..................16
      Section 2.19  Required Vote of Parent Shareholders..................16
      Section 2.20  Ownership of Shares...................................16
      Section 2.21  Operations of Sub.....................................16
      Section 2.22  Brokers...............................................17
      Section 2.23  State Takeover Statutes and Shareholder Rights Plan...17

    ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................17
      Section 3.1   Organization, Standing and Power......................17
      Section 3.2   Capital Structure.....................................17
      Section 3.3   Authority.............................................18
      Section 3.4   Consents and Approvals; No Violation..................19
      Section 3.5   SEC Documents and Other Reports.......................20
      Section 3.6   Registration Statement and Joint Proxy Statement......20
      Section 3.7   Absence of Certain Changes or Events..................21
      Section 3.8   Permits and Compliance................................21
      Section 3.9   Tax Matters...........................................22
      Section 3.10  Bank Matters..........................................22
      Section 3.11  Actions and Proceedings...............................22
      Section 3.12  Certain Agreements....................................22
      Section 3.13  ERISA.................................................23
      Section 3.14  Compliance with Certain Laws..........................24
      Section 3.15  Liabilities...........................................24
      Section 3.16  Labor Matters.........................................24
      Section 3.17  Intellectual Property.................................25
      Section 3.18  Opinion of Financial Advisor..........................25
      Section 3.19  State Takeover Statutes and Shareholder Rights Plan...25
      Section 3.20  Required Vote of Company Shareholders.................26
      Section 3.21  Pooling of Interests; Reorganization..................26
      Section 3.22  Brokers...............................................26
      Section 3.23  Share Repurchases.  ..................................26
      Section 3.24  Ownership of Shares.  ................................26

    ARTICLE IV

      COVENANTS RELATING TO CONDUCT OF BUSINESS...........................26
                                       -ii-

                                 TABLE OF CONTENTS

      Section 4.1   Conduct of Business Pending the Merger................26
      Section 4.2   No Solicitation.......................................30
      Section 4.3   Third Party Standstill Agreements.....................31
      Section 4.4   Pooling of Interests; Reorganization..................31

    ARTICLE V

      ADDITIONAL AGREEMENTS...............................................31
      Section 5.1   Shareholder Meetings..................................31
      Section 5.2   Preparation of the Registration Statement and
                      the Joint Proxy Statement...........................32
      Section 5.3   Access to Information.................................32
      Section 5.4   Compliance with the Securities Act; Pooling Period....33
      Section 5.5   NYSE Listing..........................................34
      Section 5.6   Fees and Expenses.....................................34
      Section 5.7   Company Stock Options; Stock Purchase Plan;
                      Employee Benefits...................................37
      Section 5.8   Reasonable Best Efforts; Pooling of Interests.........39
      Section 5.9   Public Announcements..................................40
      Section 5.10  State Takeover Laws...................................40
      Section 5.11  Indemnification; Directors and Officers Insurance.....40
      Section 5.12  Notification of Certain Matters.......................41
      Section 5.13  Directors.............................................41
      Section 5.14  Designation of Directors..............................41

    ARTICLE VI

      CONDITIONS PRECEDENT TO THE MERGER..................................42
      Section 6.1   Conditions to Each Party's Obligation to Effect
                      the Merger..........................................42
      Section 6.2   Conditions to Obligation of the Company to Effect
                      the Merger..........................................43
      Section 6.3   Conditions to Obligations of Parent and Sub to
                      Effect the Merger...................................45

    ARTICLE VII

      TERMINATION, AMENDMENT AND WAIVER...................................45
      Section 7.1   Termination...........................................45
      Section 7.2   Effect of Termination.................................47
      Section 7.3   Amendment.............................................48
      Section 7.4   Waiver................................................48

    ARTICLE VIII

                                       -iii-

                                 TABLE OF CONTENTS

      GENERAL PROVISIONS..................................................48
      Section 8.1   Non-Survival of Representations, Warranties and
                      Agreements..........................................48
      Section 8.2   Notices...............................................48
      Section 8.3   Interpretation........................................49
      Section 8.4   Counterparts..........................................49
      Section 8.5   Entire Agreement; No Third-Party Beneficiaries........49
      Section 8.6   Governing Law.........................................49
      Section 8.7   Assignment............................................50
      Section 8.8   Severability..........................................50
      Section 8.9   Enforcement of this Agreement.........................50



                                 TABLE OF CONTENTS


    LIST OF SCHEDULES
              Schedule 2.15
              Schedule 3.4
              Schedule 3.7
              Schedule 3.8(a)
              Schedule 3.8(b)
              Schedule 3.11
              Schedule 3.12
              Schedule 3.14
              Schedule 3.16
              Schedule 4.1(b)
              Schedule 5.7(g)
              Schedule 6.2(d)



                                TABLE OF CONTENTS



    LIST OF EXHIBITS
              Exhibit A
              Exhibit B



                           AGREEMENT AND PLAN OF MERGER

              AGREEMENT AND PLAN OF MERGER, dated as of October 29, 1997 (this "Agreement"), among PROFFITT'S, INC., a Tennessee corporation ("Parent"), LASALLE MERGER CORPORATION, an Illinois corporation and a wholly-owned subsidiary of Parent ("Sub"), and CARSON PIRIE SCOTT & CO., an Illinois corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                   WITNESSETH:

              WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or directly by the Company will be converted into shares of Parent Common Stock, par value $.10 per share ("Parent Common Stock");

              WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders and Parent has approved this Agreement and the Merger as the sole shareholder of Sub;

              WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

              WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

              NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                    THE MERGER

              Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Illinois Business Corporation Act of 1983, as amended (the "Ill.C."), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Ill.C. Section 5/11.50.

                                       -1-

              Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Ill.C., is issued by the Secretary of State of the State of Illinois; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is issued. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is issued or such later time established by the Certificate of Merger. The filing of the Articles of Merger in accordance with Section 5/11.25 of the Ill.C. shall be made on the date of the Closing (as defined in Section 1.17), or as promptly thereafter as practicable.

              Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the Ill.C.

              Section 1.4 Articles and By-Laws. At the Effective Time, the Articles of Incorporation of the Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
         At the Effective Time, the Board of the Surviving Corporation shall take such steps as shall be necessary so that the By-Laws of the Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Articles of Incorporation of the Surviving Corporation or by applicable law.

              Section 1.5  Conversion of Securities.  As of the
         Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                   (a) Each issued and outstanding share of common
              stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                   (b) All shares of Company Common Stock that are held
              in the treasury of the Company and any shares of Company Common Stock owned by Parent or by any wholly-owned Subsidiary of Parent shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                   (c) Subject to the provisions of Sections 1.8 and
              1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) or as to which dissenters' rights have been perfected) shall be converted into a number (the "Conversion Number") of validly issued, fully paid and nonassessable shares of Parent Common Stock, including the corresponding percentage of a right to purchase shares of Parent preferred stock pursuant to the Parent Rights Plan (as hereinafter defined). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and

                                       -2-

              retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with
              Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6. Each certificate shall, from and after the Effective Time until surrendered in exchange for Parent Common Stock, for all purposes be deemed to represent the shares of Parent
              Common Stock into which such Company Common Stock was converted in the Merger.

              For purposes of this Agreement, the "Conversion Number" shall be determined as follows: (i) in the event that the Closing Date Market Price is less than $27.75, the Conversion Number shall be 1.80; (ii) in the event that the Closing Date Market Price is equal to or greater than $27.75 and less than $28.57, the Conversion Number shall be equal to $50.00 divided by the Closing Date Market Price of one share of Parent Common Stock; (iii) in the event that the Closing Date Market Price is equal to or greater than $28.57 and less than $30.86, the Conversion Number shall be 1.75; (iv) in the event that the Closing Date Market Price is equal to or greater than $30.86 and less than $31.77, the Conversion Number shall be equal to $54.00 divided by the Closing Date Market Price of one share of Parent Common Stock; and (v) in the event that the Closing Date Market Price is equal to or greater than $31.77, the Conversion Number shall be equal to 1.70. For purposes of this Agreement, "Closing Date Market Price" shall mean the average closing price for one share of Parent Common Stock during the period of the twenty (20) most recent NYSE (as defined herein) trading days ending on the third NYSE trading day prior to the date of the Company Shareholder Meeting (as hereinafter defined). The closing price on any day shall be the last reported sale price of one share of Parent Common Stock on the NYSE. All calculations under this Section 1.5(c) shall be rounded to the nearest hundredth.

              Section 1.6  Parent to Make Certificates Available.

                   (a)  Exchange of Certificates.  Parent shall
              authorize a commercial bank reasonably acceptable to the Company (or such other person or persons as shall be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issued pursuant to Section 1.5(c) in exchange for outstanding certificates representing shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").
              The Exchange Agent shall, pursuant to irrevocable instructions, deliver the certificates representing the Parent Common Stock contemplated to be delivered pursuant to Section 1.5(c) out of the Exchange Fund. Except as contemplated by this Section 1.6, and Sections 1.8 and 1.9, the Exchange Fund shall not be used for any other purpose.
                                       -3-

                   (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent
              Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common
              Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective
              Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

              Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person surrenders the related Certificate or Certificates, as provided in Section 1.6. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common
         Stock to which such holder is entitled pursuant to Section 1.8.
         In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

              Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange ("NYSE") of Parent Common Stock on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

              Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              Section 1.10 Adjustment of Conversion Number. In the event of any reclassification, recapitalization, stock split, stock dividend or subdivision with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, any other dividend or distribution with respect to the Parent Common Stock as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion
         Number as so adjusted; provided, however, that in no event shall any such adjustment result in the consideration to be paid pursuant to Section 1.5(c) being any securities other than Parent Common Stock.

              Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

              Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock outstanding prior to the Effective Time shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

              Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with the practices the Parent applies to its own shareholders), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

              Section 1.14 Affiliates. Certificates surrendered for exchange by any Affiliate (as determined pursuant to Section 5.4) of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and for purposes of applicable interpretations regarding pooling of interests accounting, shall not be exchanged until Parent has received a written agreement from such Person as provided in
         Section 5.4 hereof.

              Section 1.15  Dissenters' Rights.

                   (a) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock held by a holder who has demanded and perfected his or her appraisal rights in accordance with Section 5/11.65 of the Ill.C. and who has not effectively withdrawn or lost his right to such appraisal (a "Dissenting Share"), shall not be converted into, become exchangeable for or represent a right to receive Parent Common Stock pursuant to Section 1.5 hereof but the holder thereof shall only be entitled to such rights as are granted by the Ill.C. and shall not be entitled to vote or to exercise any other rights of a shareholder of the Company except as provided in the Ill.C. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the Ill.C. shall receive such payment from the Surviving Corporation in accordance with the Ill.C.

                   (b) Notwithstanding the provisions of Section 1.15(a) hereof if any shareholder who demands appraisal with respect to a share of his Company Common Stock under the Ill.C. shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, such share shall cease to be a Dissenting Share and shall automatically be converted into, become exchangeable for and represent only the right to receive the shares of Parent Common Stock in accordance with Section 1.5(c) hereof, without interest thereon, any cash in lieu of fractional shares pursuant to Section 1.8 hereof and any dividends or other distributions pursuant to Section 1.7 hereof, upon surrender of a Certificate.

              Section 1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

              Section 1.17 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place immediately following the time the last of the conditions set forth in Article VI shall have been fulfilled or waived or at such other time as Parent and the Company shall agree.

                                    ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

              Parent and Sub jointly and severally represent and warrant to the Company as follows:

              Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has the requisite corporate power and authority to carry on its business as now being conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite corporate power and authority to carry on its business as now being conducted.
         Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this
         Agreement (a) each of "Material Adverse Change" or "Material
         Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is materially adverse to the assets, liabilities, results of operation or financial condition of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Parent has heretofore delivered to the Company complete and correct copies of Parent's certificate of incorporation ("Charter") and by-laws ("Parent By-Laws"), as in effect on the date hereof.

              Section 2.2 Capital Structure. As of the Effective Time, the authorized capital stock of Parent will consist of 500,000,000 shares of Parent Common Stock and 50,000,000 shares of Preferred Stock, par value $1.00 per share (the "Parent
         Preferred Stock"). At the close of business on October 24, 1997, (i) 61,762,302 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 4,811,248 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1994 Long-Term Incentive Plan, the 1987
         Stock Option Plan, the 1997 Stock-Based Incentive Plan and the Parisian Stock Option Plans (the "Parent Stock Plans"); (iii)
         645,036 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1994 Employee Stock Purchase
         Plan; and (iv) no shares of Parent Preferred Stock were issued or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective
         Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and be entitled to the benefits of the Parent Rights Plan under the terms thereof. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering not in excess of 4,196,248 shares of Parent
         Common Stock (collectively, the "Parent Stock Options"), (c) the 1994 Employee Stock Purchase Plan, (d) contingent stock grants of 615,000 shares of Parent Common Stock to key executives, and (e) securities issuable pursuant to the stock purchase rights declared as a dividend on March 28, 1995 (the
         "Parent Rights") and the rights agreement dated as of March 28, 1995 between Parent and Union Planters National Bank (the
         "Parent Rights Agreement") ( the Parent Rights and the Parent
         Rights Agreement are collectively the "Parent Rights Plan"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.
         Except as disclosed in Parent SEC Documents filed prior to the date hereof (as hereinafter defined), since October 24, 1997, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Parent Stock Plans and the accompanying rights issued pursuant to the Parent Rights Agreement. Except as disclosed in Parent
         SEC Documents filed prior to the date hereof, there are no outstanding contractual obligations of Parent or any of Parent's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock or any capital stock of any Subsidiary of Parent. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and, except as disclosed in the Parent SEC Documents filed prior to the date hereof, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

              Section 2.3 Authority. The respective Boards of Directors of Parent and Sub have on or prior to the date of this Agreement (a) declared the Merger advisable and approved this Agreement in accordance with the applicable law, (b) resolved to recommend the approval by Parent's shareholders of the matters covered by the Parent Shareholder Approvals (as hereinafter defined) and (c) directed that this Agreement and the other matters subject to Parent Shareholder Approvals be submitted to Parent's shareholders for approval. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of Parent of this Agreement, an amendment to the Charter of Parent to increase the authorized shares of Parent Common Stock (the "Charter Amendment") and the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance") (collectively, the "Parent Shareholders' Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, including the Charter Amendment and the Share Issuance, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) the Parent Shareholders' Approvals, (y) the filing of appropriate Merger documents as required by the Ill.C. and (z) the filing of the Charter Amendment in accordance with Tennessee law. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") by Parent under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act (as hereinafter defined) and registered or exempt from registration under any applicable state securities or "blue sky" laws ("Blue Sky Laws").

              Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Charter or By-Laws of Parent, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing, notification or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the issuance of the Certificate of Merger by the Secretary of State of the State of Illinois, the filing of the Charter Amendment in Tennessee and the filing of the appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets, (vi) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (vii) applicable requirements, if any, of Blue Sky Laws and the NYSE, (viii) the approval of the Office of the Comptroller of the Currency ("OCC") for the change of control of the National Bank of Great Lakes, a wholly-owned Subsidiary of the Company (the

         "Bank") and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

              Section 2.5 SEC Documents and Other Reports. Parent and its affiliates have filed all required documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the Parent SEC Documents or as required by GAAP, Parent has not, since February 1, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

              Section 2.6  Registration Statement and Joint Proxy
         Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Shareholder Meetings (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
         If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

              Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement, since February 1, 1997, (A) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent; (C) there has been no action taken by Parent and its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a); and (D) there has been no event, circumstance or development that would cause or have a Material Adverse Effect on Parent, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and Subsidiaries of Parent are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

              Section 2.8 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined herein), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A) (as to Parent's Subsidiaries only), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. "Knowledge of Parent" means the actual knowledge, after due inquiry, of the Chief Executive Officer and Chief Financial Officer of the Parent.

              Section 2.9 Tax Matters. Each of Parent and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

              Section 2.10 Actions and Proceedings. Except as set forth in Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, any of its or their properties, assets or business that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

              Section 2.11 Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Parent Common Stock, or shares of

         Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from the Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. Neither Parent nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement.

              Section 2.12  ERISA.

              (a) Each Parent Plan (as defined herein) complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan, (ii) neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so, (iii) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, and (iv) Parent and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA; other than, in each case, such events or actions that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

              (b) With respect to any Parent Plan which is subject to Title IV of ERISA, the present value of the liabilities (as determined on a terminated plan basis) did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared and Parent has no Knowledge of any Material Adverse Change to such status.
         With respect to the Parent Plans, no event has occurred in connection with which Parent or any ERISA Affiliate would be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Parent. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified or a timely application for such qualification is pending, and to the Knowledge of Parent, there is no reason why any Parent Plan is not so qualified in operation. Neither
         Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Neither Parent nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in the Parent SEC Documents filed prior to the date hereof, except for certain health benefits for former employees of Younkers, Inc. and Brandeis, Inc. As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent
         Multiemployer Plan)) or a "welfare plan" (as defined in Section
         3(l) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability,
         (ii) "Parent Multiemployer Plan" means a "multiemployer plan"
         (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to
         Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder, including without limitation, each of Parent's Subsidiaries. Parent has made (or as soon as practicable will make) available to Company the most recent summary plan description of each Parent Plan for which a summary plan description is required and each Parent
         Plan.

              Section 2.13 Compliance with Certain Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"), the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws") and all consumer credit laws, including, without limitation, bankruptcy laws relating to post-petition collection procedures (collectively, "Consumer Credit Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

              Section 2.14 Liabilities. Except as fully reflected or reserved against in the consolidated balance sheet of Parent and its Subsidiaries as of February 1, 1997, included in the Parent SEC Documents, or disclosed in the footnotes thereto, Parent and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such balance sheet, absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

              Section 2.15  Labor Matters.  Except as set forth on
         Schedule 2.15, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services for Parent or any of its Subsidiaries (the "Parent

         Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

              Section 2.16 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other legal rights to use, free to Parent's Knowledge of infringement by others, all patents, trademarks, trade names, trade dress, service marks, trade secrets, copyrights, software, mailing lists and other proprietary intellectual property rights including all applications with respect thereto (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Parent and its Subsidiaries as currently conducted, taken as a whole, except where the failure to have such Intellectual Property Rights or such infringement by others would not have a Material Adverse Effect on Parent. To Parent's Knowledge, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

              Section 2.17 Opinion of Financial Advisor. Parent has received the written opinion of Salomon Brothers Inc, dated the date hereof, to the effect that, as of such date, the Conversion Number (as defined in such opinion) is fair to Parent from a financial point of view, a copy of which opinion will be delivered to the Company promptly after the date of this Agreement.

              Section 2.18 Pooling of Interests; Reorganization. Neither Parent nor any of its Subsidiaries, nor to Parent's Knowledge, any of Parent's Affiliates, has or will have prior to Closing (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
         (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Parent has no Knowledge of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a pooling of interests for accounting purposes, or as a reorganization within the meaning of Section 368(a) of the Code.

              Section 2.19 Required Vote of Parent Shareholders. The affirmative vote of a majority of the votes eligible to be cast on the approval of this Agreement is required to approve this Agreement. The affirmative vote of a majority of the quorum is required to approve the Share Issuance and the Charter Amendment. No other vote of the shareholders of Parent is required by law, the Charter or By-Laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

              Section 2.20 Ownership of Shares. Neither Parent nor any of its Subsidiaries (i) "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in the Company's

         Rights Agreement), or (ii) "owns," any Shares of
         Company Common Stock.

              Section 2.21 Operations of Sub. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

              Section 2.22 Brokers. No broker, investment banker or other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by Parent (and as reflected in agreements between Salomon Brothers Inc, and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

              Section 2.23 State Takeover Statutes and Shareholder Rights Plan. (a) Assuming the accuracy of the Company's representations and warranties contained in Section 3.24 (Ownership of Shares), as of the date hereof, no state takeover statutes or supermajority Charter provisions are applicable to the Merger, this Agreement and the transactions contemplated hereby.

              (b) As of the Effective Time, (i) Parent will have no additional obligations under the Parent Rights or the Parent Rights Agreement and (ii) the holders of the Parent Rights will have no additional rights under the Parent Rights or the Parent Rights Agreement, in each case as a result of the transactions contemplated by this Agreement. Execution and delivery of this Agreement does not, and compliance with the provisions hereof will not, cause the holders of the Parent Rights to have any rights under the Parent Rights or the Parent Rights Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants to Parent and Sub as follows:

              Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent complete and correct copies of the Company's Articles of Incorporation ("Articles") and by-laws ("Company By-Laws"), as in effect on the date hereof.

              Section 3.2 Capital Structure. As of the Effective Time, the authorized capital stock of the Company will consist of 100,000,000 shares of Company Common Stock, par value $.01 per share. At the close of business on October 27, 1997,
         (i) 15,732,191 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 21,555,068 shares of Company Common Stock were held in the treasury of the Company or by the Subsidiaries of the Company, and (iii) not more than 2,564,130 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1993 Stock Incentive Plan, 1993 Directors' Stock Option Plan and 1996 Directors' Stock Compensation Plan, or pursuant to any plans assumed by the Company in connection with any acquisition, business combination or similar transaction (collectively, the "Company Stock Plans"). As of the date of this Agreement, except for stock options covering not in excess of 1,219,532 shares of Company Common Stock issued under the Company Stock Plans (collectively, the "Company Stock Options") and securities issuable under the 1996 Directors' Stock Compensation Plan, the Company 1994 Employee Stock Purchase
         Plan and the Company Rights Plan (as hereinafter defined), there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such capital stock, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.
         Except as disclosed in the Company SEC Documents filed prior to the date hereof (as hereinafter defined), since October 27, 1997, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Company Stock Plans and the accompanying rights issued pursuant to the Company Rights Agreement. Except as disclosed in the Company SEC Documents filed prior to the date hereof, there are no outstanding contractual obligations of the Company or any of the Company's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of any Subsidiary of the Company. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and except as disclosed in the Company
         SEC Documents filed prior to the date hereof, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

              Section 3.3 Authority. The Board of Directors of the Company has on or prior to the date of this Agreement (a) declared the Merger advisable and fair to and in the best interest of the Company and its shareholders, (b) approved this Agreement in accordance with the Ill.C., (c) resolved to recommend the approval of this Agreement by the Company's shareholders and (d) directed that this Agreement be submitted to the Company's shareholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of the Company of this Agreement (which, for all purposes in this Agreement, shall be deemed to include any necessary approval of amendments to the Company's stock plans) (collectively, the "Company Shareholder Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) Company Shareholder Approvals and (y) the filing of appropriate Merger documents as required by the Ill.C. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

              Section 3.4 Consents and Approvals; No Violation. Assuming all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made and except as set forth in Schedule 3.4 hereto, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the issuance of the Certificate of Merger by the Secretary of State of the State of Illinois and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets, (vi) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (vii) applicable requirements, if any, of Blue Sky Laws and the NYSE, (viii) the approval of the OCC for the change of control of the Bank and
         (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of any of the transactions contemplated hereby.

              Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since February 1, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

              Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
         If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent and the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

              Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, since February 1, 1997 or in Schedule 3.7 hereto, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof;
         (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (C) there has been no action taken by the Company and its Subsidiaries, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b); and (D) there has been no event, circumstance or development that would cause or have a Material Adverse Effect on the Company, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and Subsidiaries of the Company are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

              Section 3.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all Permits necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its articles, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
         (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A) (as to the Company's Subsidiaries only), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in

         Schedule 3.8(a) hereto, as of the date hereof there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(b) hereto, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. "Knowledge of the Company" means the actual knowledge, after due inquiry, of the Chief Executive Officer and the Chief Financial Officer.

              Section 3.9 Tax Matters. Each of the Company and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on the Company.

              Section 3.10 Bank Matters. The Bank is a national bank, duly organized, validly existing and in good standing. It has all the requisite power and all Permits necessary to conduct its business. The Bank's deposits are insured by the FDIC and it is a member in good standing of (i) the FDIC's Bank Insurance Fund ("BIF"), and (ii) the Federal Reserve System. There are no material memoranda of understanding, cease and desist or removal orders, or capital or other directives, resolutions or other action by any regulatory authority against the Bank or any of its directors, officers or employees.

              Section 3.11 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to this Agreement or on Schedule 3.11 hereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present directors or officers of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents or on Schedule 3.11 hereto, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present directors or officers, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

              Section 3.12  Certain Agreements.  Except as set forth in
         Schedule 3.12, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). Neither the Company nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 3.12.

              Section 3.13  ERISA.

              (a) With respect to each material Company Plan (as hereinafter defined), the Company has made (or as soon as practicable will make) available to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Plan, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code. Except as would not have a Material Adverse Effect on the Company, (i) each Company Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, including but not limited to COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan, (iii) neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Multiemployer Plan (as hereinafter defined), or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, and (v) the Company and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA. Except as would not have a Material Adverse Effect on the Company, no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. With respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared, and the Company has no Knowledge of any Material Adverse Change to such status.

              (b) With respect to the Company Plans, no event has occurred in connection with which the Company or any ERISA
         Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section
         401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, or a timely application for such determination is now pending, and to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in the Company SEC Documents, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in the Company Annual Report. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer
         Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability,
         (ii) "Company Multiemployer Plan" means a "multiemployer plan"
         (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder, including, without limitation, each of the Company's Subsidiaries.

              Section 3.14 Compliance with Certain Laws. Except as disclosed in Schedule 3.14 hereto, the properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws, Environmental Laws and Consumer Credit Laws, except as would not have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.14 hereto, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, except as would not have a Material Adverse Effect on the Company. The Company will make available to Parent such certificates and environmental studies with respect to such properties as the Company has available on the date hereof.

              Section 3.15 Liabilities. Except as fully reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of February 1, 1997, included in the Company SEC Documents, or disclosed in the footnotes thereto, the Company and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such balance sheet, absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material
         Adverse Effect on the Company.

              Section 3.16  Labor Matters.  Except as set forth in
         Schedule 3.16, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

              Section 3.17 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other legal rights to use, free to the Company's Knowledge of infringement by others, all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries as currently conducted, taken as a whole, except where the failure to have such Intellectual Property Rights or such infringement by others would not have a Material Adverse Effect on the Company. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

              Section 3.18 Opinion of Financial Advisor. The Company has received the written opinion of SBC Warburg Dillon Read Inc., dated the date hereof, to the effect that, as of the date hereof, the Conversion Number (as defined in such opinion) is fair to the Company's shareholders from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

              Section 3.19 State Takeover Statutes and Shareholder Rights Plan. (a) Assuming the accuracy of Parent's representations and warranties contained in Section 2.20 (Ownership of Shares), the Board of Directors of the Company has taken all action so that prior to the execution hereof, the Board of Directors has approved the Merger pursuant to Sections 5/7.85 and 5/11.75 of the Ill.C. As of the date hereof, no other state takeover statutes, including without limitation, any business combination act, are applicable to the Merger, this Agreement and the transactions contemplated hereby.

              (b) The Company has taken all necessary action so that, as of the Effective Time, (i) the Company will have no additional obligations and Parent will have no obligations under the rights to purchase Company Common Stock (the "Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust & Savings Bank , dated as of November 2,1993 (the "Rights Agreement") (the Rights and Rights Agreement collectively are the "Company Rights Plan") or the Rights Agreement and (ii) the holders of the Rights will have no additional rights under the Rights or the Rights Agreement, in each case as a result of the transactions contemplated by this Agreement. Execution and delivery of this Agreement does not, and compliance with the provisions hereof will not, cause the holders of the Rights to have any rights under the Rights or the Rights Agreement.

              Section 3.20 Required Vote of Company Shareholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock is required to approve the transactions contemplated by this Agreement. No other vote of the shareholders of the Company is required by law, the Articles of Incorporation or By-Laws of the Company or otherwise for the Company to consummate the Merger and the transactions contemplated hereby.

              Section 3.21 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries or Affiliates has, or will have prior to Closing,
         (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

              Section 3.22 Brokers. No broker, investment banker or other person, other than SBC Warburg Dillon Read Inc., the fees and expenses of which will be paid by the Company (and are reflected in an agreement between SBC Warburg Dillon Read Inc. and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

              Section 3.23 Share Repurchases. The Board of Directors has rescinded the $20 million share repurchase program adopted in January, 1997 (the "Share Repurchase Program"), and has directed management publicly to disclose that fact in connection with the first press release related to this Agreement.

              Section 3.24 Ownership of Shares. Neither Company nor any of its Subsidiaries (i) "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in Parent's Rights Agreement), or (ii) "owns," any Shares of Parent Common Stock.

                                    ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

              Section 4.1  Conduct of Business Pending the Merger.

              (a) Actions by Parent. Except as expressly permitted by clauses (i) through (ix) of this Section 4.1(a), during the period from the date of this Agreement through the Effective
         Time, Parent, subject to Section 4.2 hereof, shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Parent, subject to Section 4.2 hereof, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

              (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or the capital stock of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (z) institute any share repurchase program;

              (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) subject to Section 4.4, the issuance of stock options and shares of Parent Common Stock to employees of Parent or any of its Subsidiaries in the ordinary course of business consistent with past practice, (B) the issuance of Parent securities pursuant to the Parent Rights Plan, and (C) the issuance by any wholly-owned Subsidiary of Parent of its capital stock to Parent or another wholly-owned Subsidiary of Parent;

              (iii) amend its Charter or By-Laws; provided, however, that Parent may amend its Charter to increase its authorized capital stock and its By-Laws in accordance with Section 5.14 hereof;

              (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, unless (i) the entering into a definitive agreement relating to or the consummation of such acquisition, merger, consolidation or purchase would not (A) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or (C) significantly increase the risk of not being able to remove any such order on appeal or otherwise, and (ii) in the case of any individual acquisition, merger, consolidation or purchase, the value of which does not exceed $175 million;

              (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than
         (A) transactions that are in the ordinary course of business consistent with past practice and not material to Parent and its Subsidiaries taken as a whole, (B) as may be required by any Governmental Entity and (C) subject to Sections 4.4 and 5.8(d), dispositions involving an aggregate consideration not in excess of $100 million;

              (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practice, and (B) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

              (vii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

              (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP); or

              (ix) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

              (b) Actions by the Company. Except as expressly permitted by clauses (i) through (xiii) of this Section 4.1(b) and as set forth in Schedule 4.1(b), during the period from the date of this Agreement through the Effective Time, the Company, subject to Section 4.2 hereof, shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company, subject to Section
         4.2 hereof, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

              (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or the capital stock of any Subsidiaries, or any securities thereof, or any rights, warrants or options to acquire any such shares or other securities or (z) reinstate the Share Repurchase Program or institute any similar share repurchase program;

              (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of Company securities pursuant to the 1996 Directors' Stock Compensation Plan or the Company Rights Plan, or (C) the issuance by any wholly-owned Subsidiary of the Company of its capital stock to the Company or another wholly-owned Subsidiary of the Company;

              (iii) amend its Articles of Incorporation or By-Laws;

              (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions of assets in the ordinary course of business consistent with past practice;

              (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than
         (A) transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (B) as may be required by any Governmental Entity;

              (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness incurred in the ordinary course of business consistent with past practice and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

              (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

              (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (A) as required by law, or (B) as expressly contemplated by this Agreement;

              (ix) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries, or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as set forth on Schedule 4.1(b) or as may be required to comply with applicable law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

              (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

              (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

              (xii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

              (xiii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

              Section 4.2 No Solicitation. From and after the date hereof, neither Parent nor the Company will, and each will use its best efforts to cause any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries not to, directly or indirectly, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any proposal or offer from any person that constitutes, or may reasonably be expected to lead to, a Takeover Proposal (as hereinafter defined), or (b) engage in or continue discussions or negotiations relating to a Takeover Proposal; provided, however, that prior to the receipt of approval by their respective shareholders, either Parent or the Company may engage in discussions or negotiations with, or furnish information concerning itself and its Subsidiaries, business, properties or assets to, any third party which makes a Takeover Proposal (as hereinafter defined) if the Board of Directors of either Parent or the Company concludes in good faith on the basis of the advice of its outside counsel (Sommer
         & Barnard, PC and Wachtell, Lipton, Rosen & Katz, respectively) that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. Each of Parent and the Company will promptly (but in no case later than 24 hours) notify (and if in writing, provide a copy to) the other of any Takeover Proposal, including the material terms and conditions thereof. As used in this Agreement, "Takeover Proposal" shall mean any proposal or offer, or any expression of interest by any third party relating to Parent's or the Company's willingness or ability to receive or discuss a proposal or offer, for (A) a tender or exchange offer, or other acquisition of beneficial ownership of, in each case 30% or more of the outstanding voting capital stock of Parent or the Company, respectively, (B) a merger, consolidation or other business combination involving either Parent or the Company or any of their respective Subsidiaries or (C) any proposal to acquire in any manner 30% or more of the assets of, either
         Parent or the Company and their respective Subsidiaries, taken as a whole.

              Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Parent nor the Company, without the consent of the other party, shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which Parent or the Company or any of their respective Subsidiaries is a party and which relates to a Takeover Proposal for Parent or the Company, respectively (other than any involving the other party hereto), unless the Board of Directors of Parent or the Company, as the case may be, concludes in good faith on the basis of the advice of its outside counsel (who may be its regularly engaged outside counsel), that the failure to terminate, amend, modify or waive any such confidentiality or standstill agreement would violate the fiduciary obligations of the Board under applicable law. Subject to such fiduciary duties, during such period, each of Parent and the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

              Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries or Affiliates over which they exercise control shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a pooling of interests for accounting purposes if such a characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time. Following the Effective Time, Parent shall not knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes. Parent shall cause financial results covering the first full month of post-Merger combined operations to be published within 75 days after the Effective Time.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

              Section 5.1 Shareholder Meetings. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by counsel, the Company and Parent each shall call a meeting of its shareholders
         (respectively, the "Company Shareholder Meeting" and the
         "Parent Shareholder Meeting" and, collectively, the "Shareholder Meetings") to be held on the same day and as promptly as practicable after the date on which the Registration Statement becomes effective, but in no event prior to January 20, 1998, for the purpose of considering the approval of this Agreement (in the case of the Company) and the Parent Shareholders' Approvals (in the case of Parent). The
         Company and Parent will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and shall not withdraw such recommendation; provided, however, that a Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board concludes in good faith on the basis of the advice of Wachtell, Lipton, Rosen & Katz in the case of the Company and Sommer & Barnard, PC in the case of Parent that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board under applicable law.
         The Boards of Directors of the Company, Parent and Sub will not rescind their respective declarations that the Merger is advisable, fair to and in the best interest of such company and its shareholders unless, in any such case, any such Board concludes in good faith on the basis of the advice of Wachtell, Lipton, Rosen & Katz in the case of the Company and Sommer & Barnard, PC in the case of Parent that the failure to rescind such determination would violate the fiduciary obligations of such Board under applicable law.

              Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective shareholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the prior approval of the other party. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

              Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their Subsidiaries, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement dated October 15, 1997 between Parent and the Company (the "Confidentiality Agreement").

              Section 5.4  Compliance with the Securities Act; Pooling
         Period.

              (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the opinion of the Company at the time of the Company Shareholder Meeting referred to in Section 5.1, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting; it being understood that the mere fact that a shareholder owns more than 10% of the Company's Common Stock shall not, absent such shareholder's having board representation or otherwise having the ability to control the management of the Company, mean that such holder is an Affiliate ("Affiliates"). The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person which Parent reasonably identifies (by written notice to the Company within ten business days after Parent's receipt of such list) as being a person who may be deemed to be an Affiliate of the Company; provided, however, that no such person identified by Parent shall be added to the list of Affiliates of the Company if Parent shall receive from the Company, on or before the Effective Time, an opinion of counsel reasonably satisfactory to Parent to the effect that such person is not an Affiliate. The Company shall exercise all reasonable efforts to deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, from each of such Affiliates of the Company identified in the foregoing list, an affiliate letter in the form attached hereto as Exhibit A.

              (b) Not less than 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those persons who were, in the opinion of Parent at the time of the Parent Shareholder Meeting referred to in
         Section 5.1, "affiliates" of Parent within the meaning of Rule
         145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting; it being understood that the mere fact that a shareholder owns more than 10% of the Parent's Common Stock shall not, absent such shareholder's having board representation or otherwise having the ability to control the management of Parent, mean that such holder is an Affiliate ("Affiliates"). Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person which the Company reasonably identifies (by written notice to Parent within ten business days after the Company's receipt of such list) as being a person who may be deemed to be an Affiliate of the Parent; provided, however, that no such person identified by the Company shall be added to the list of Affiliates of Parent if the Company shall receive from Parent, on or before the Effective Time, an opinion of counsel reasonably satisfactory to the Company to the effect that such person is not an Affiliate. Parent shall exercise all reasonable efforts to deliver or cause to be delivered to the Company, not later than 30 days prior to the Effective Time, from each of such Affiliates of Parent identified in the foregoing list, an affiliate letter in the form attached hereto as Exhibit B.

              (c) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of Parent Common Stock issued to such Affiliates of the Company in exchange for Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless whether each such Affiliates has provided the written agreement referred to in this Section 5.4, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any shares of Company Common Stock held by such Affiliates shall not be transferable, regardless whether each such Affiliate has provided the written agreement referred to in this Section 5.4, if such transfer, either alone or in the aggregate with other transfers by Affiliates, would preclude Parent's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing. Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such Affiliates received in the Merger and the certificates representing Parent Common Stock received by such Affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.4.

              Section 5.5  NYSE Listing.  Parent shall use its
         reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger.

              Section 5.6  Fees and Expenses.

              (a) Except as provided in this Section 5.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between Parent and the Company.

              (b)(i) If any event referred to in Section 7.1(i) occurs at a time when the Company does not have a right to terminate under Section 7.1(k), this Agreement is terminated thereafter by the Company or Parent (whether or not pursuant to such clause) and prior to such termination the shareholders of the Company did not approve this Agreement, then, so long as Parent is not in material breach of any representation, warranty or material covenant herein, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent a fee of $20.0 million in cash, such payment to be made promptly, but in no event later than the second business day following such termination.

              (ii) If at a time when the Company does not have a right to terminate under Section 7.1(k):

                   (A) this Agreement is terminated by the Company
              pursuant to Section 7.1(d) where prior to the Company Shareholder Meeting a Takeover Proposal with respect to the Company was made and within twelve months after such a termination a Company Acquisition Transaction (as hereinafter defined) occurs;

                   (B) (x) this Agreement is terminated by the Company
              or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(e), and (y) prior to the Company Shareholder Meeting but after the date of this Agreement a Takeover Proposal with respect to the Company was made;

                   (C) this Agreement is terminated by the Company or
              Parent pursuant to Section 7.1(g) and within twelve months after such termination a Company Acquisition Transaction occurs; or

                   (D) this Agreement is terminated by Parent pursuant
              to Section 7.1(i) following the occurrence of a Company Acquisition Transaction;

         then, in each case, so long as Parent is not in material breach of any representation, warranty or material covenant herein, the Company shall (without prejudice to any other rights of Parent against the Company) pay to Parent a fee of $20.0 million in cash, such payment to be made promptly, but in no event later than the second business day following, in the case of clause (A) and (C), the Company Acquisition Transaction, or, in the case of clause (B) or (D), such termination. Regardless of the circumstances giving rise to termination, a maximum of $20.0 million will be payable under clauses (b)(i) and (b)(ii).

              A "Company Acquisition Transaction" means any of the following events: (A) any Person other than Parent or its Affiliates, acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Company Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of Company Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its

         Affiliates); (C) the Company enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or the acquisition of a 30% interest in, or at least 30% of the assets, business or operations of, the Company (other than the transactions contemplated by this Agreement); or (D) any Person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 30% or more of the outstanding shares of Company Common
         Stock. For purposes of this Section 5.6, the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

              (c) (i) If any event referred to in Section 7.1(j) occurs, this Agreement is terminated thereafter by the Company or Parent (whether or not pursuant to such clause) and prior to such termination the shareholders of Parent did not approve this Agreement, then, so long as the Company is not in material breach of any representation, warranty or material covenant herein, Parent shall (without prejudice to any other rights of Company against Parent) pay to the Company a fee of $30.0 million in cash, such payment to be made promptly, but in no event later than the second business day following such termination.

              (ii) If:

                   (A) this Agreement is terminated by Parent pursuant
              to Section 7.1(d) where prior to the Parent Shareholder Meeting a Takeover Proposal with respect to the Parent was made and within twelve months after such a termination a Parent Acquisition Transaction (as hereinafter defined) occurs;

                   (B) (x) this Agreement is terminated by the Company
              or Parent at a time when the Company is entitled to terminate this Agreement pursuant to Section 7.1(f), and
              (y) prior to the Parent Shareholder Meeting but after the date of this Agreement a Takeover Proposal with respect to the Parent was made;

                   (C) this Agreement is terminated by the Company or
              Parent pursuant to Section 7.1(h) and within twelve months after such termination a Parent Acquisition Transaction occurs; or

                   (D) this Agreement is terminated by the Company
              pursuant to Section 7.1(j) following the occurrence of a Parent Acquisition Transaction;

         then, in each case, so long as the Company is not in material breach of any representation, warranty or material covenant herein, Parent shall (without prejudice to any other rights of the Company against Parent) pay to the Company a fee of $30.0 million in cash in the case of clauses (A), (C) and (D) or $25.0 million in the case of clause (B), such payment to be made promptly, but in no event later than the second business day following, in the case of clause (A) and (C), the Parent

         Acquisition Transaction or, in the case of clauses (B) or (D), such termination. Regardless of the circumstances giving rise to termination, a maximum of $30.0 million will be payable under clauses (c)(i) and (c)(ii).

              A "Parent Acquisition Transaction" means any of the following events: (A) any Person acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Parent Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of Parent Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates); (C) Parent enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Parent (other than this Agreement) or the acquisition of a 30% interest in, or at least 30% of the assets, business or operations of, Parent or (D) any Person (other than the Company or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Parent Common Stock which, together with all shares of Parent Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 30% or more of the outstanding shares of Parent Common Stock.

              (iii) If the event referred to in Section 7.1(k) occurs,
         (w) the directors of the Company determine not to terminate the Agreement as a result of such event, (x) the directors of the Company determine not to withdraw their recommendation, (y) SBC Warburg Dillon Read Inc. does not withdraw its opinion, and (z) the shareholders of the Company do not approve this Agreement at the Company Shareholder Meeting or any adjournment or postponement thereof and this Agreement is terminated as a result thereof pursuant to Section 7.1(e), Parent shall pay to the Company a fee of $20.0 million in cash, such payment to be made immediately into an escrow account to be released to the Company only if no Company Acquisition Transaction occurs within 6 months of the Company Shareholder Meeting, and otherwise to Parent.

              (d) Parent and the Company acknowledge that the agreements contained in Sections 5.6(b) and 5.6(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub and the Company would not enter into this Agreement. Accordingly, if either Parent or the Company fails promptly to pay the amount due pursuant to Sections 5.6(b) and 5.6(c), and, to obtain such payment, Company, on the one hand, or Parent or Sub, on the other hand, commences a suit which results in a judgment for the fee set forth in Section 5.6(b) or 5.6(c), the Company or Parent, as the case may be, shall pay to Parent or Sub, on the one hand, or the Company, on the other hand, its costs and expenses (including attorneys' fees) in connection with such suit together with interest on the amount of the fee at the prime rate of NationsBank of North Carolina, N.A., in effect on the date such payment was required to be made.

              Section 5.7 Company Stock Options; Stock Purchase Plan; Employee Benefits.

              (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, each unexpired and unexercised option to purchase shares of

         Company Common Stock (a "Company Stock
         Option"), under the Company Stock Option Plans, or otherwise granted by the Company outside of any Company Stock Option Plan, will be assumed by Parent as hereinafter provided. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, each Company Stock Option will be automatically converted into an option (the "Parent Stock Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Company Stock Option multiplied by the Conversion Number, at a price per share of Parent Common Stock equal to the per share option exercise price specified in the Company Stock Option, divided by the Conversion Number. Such Parent Stock Option shall otherwise be subject to the same terms and conditions as such Company Stock Option. Each Company Stock Option that is outstanding prior to the Effective Time shall, pursuant to its terms and without any further action on the part of the Board of Directors of the Company, become fully vested and exercisable as of the Effective Time. The resolutions of the Parent Board approving this Agreement shall specifically approve the terms and conditions of the Company Stock Options so assumed for purposes of Rule 16b-3(d)(1) under the Exchange Act. At the Effective Time, (i) all references in the Company Stock Option Plans, the applicable stock option or other awards agreements issued thereunder and in any other Company Stock Options to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume the Company Stock Option Plans and all of the Company's obligations with respect to the Company Stock Options.

              (b) In respect of each Company Stock Option as converted into a Parent Stock Option pursuant to Section 5.7(a) and assumed by Parent, and the shares of Parent Common Stock underlying such option, Parent shall file as soon as practicable after the Effective Time with the Securities and Exchange Commission, and keep current the effectiveness of, a registration statement on Form S-8 (which may be accomplished by amendment of the registration statement on Form S-4) or other appropriate form for as long as such options remain outstanding (and maintain the current status of the prospectus with respect thereto). Parent agrees to reserve a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of such Company Stock Options.

              (c) The Company agrees that it will not grant any stock options, restricted stock, stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Parent Stock Options, as described in this Section 5.7.

              (d) From and after the Effective Time, Parent shall honor, and shall cause the Company and Company Subsidiaries to honor, in accordance with their terms all existing employment and severance agreements and severance and bonus plans which apply to current or former employees or directors of the Company or the Company Subsidiaries. Parent and the Company acknowledge and agree that the transactions contemplated by this Agreement shall constitute, as of the receipt of the Company Shareholder Approvals or the Effective Time (depending on such arrangement language), a "Change of Control" as such term is defined in all Company change of control benefit arrangements.

              (e) To the extent that service is relevant for purposes of eligibility, participation, vesting or (except in the case of a defined benefit pension plan maintained by Parent, and not previously maintained by the Company or any Company Subsidiary) benefit accrual under any employee benefit plan, program or arrangement established or maintained by Parent, the Company or any of their respective Subsidiaries, employees of the Company and the Company Subsidiaries shall be credited for service accrued or deemed accrued prior to the Effective Time with the Company or a Company Subsidiary, as the case may be.

              (f) For one year immediately following the Effective Time, Parent will cause the Company or its Subsidiaries to pay bonuses pursuant to the Company's current bonus plans, consistent with past practices, as determined by the current Chairman of the Board of Directors of the Company.

              (g) In addition to the matters referred to on Schedule 5.7(g), for one year immediately following the Effective Time, any changes to the Company's and the Company's Subsidiaries' benefit plans and arrangements shall be subject to the determination of the current Chairman of the Board of Directors of the Company.

              Section 5.8  Reasonable Best Efforts; Pooling of
         Interests.

              (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
         (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Parent and the Company shall cooperate with each other in connection with the making of such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable suggestions in connection therewith.

              The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental
         Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.
         No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

              (b) The Company agrees to cooperate with and use all reasonable efforts to assist Parent to make all applications to, and obtain all necessary approvals of, all Regulatory Authorities having jurisdiction over the Bank and/or its directors and executive officers as a result of the transactions contemplated herein.

              (c) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

              (d) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Parent nor the Company shall be obligated to use its reasonable best efforts or to take any action pursuant to this Section 5.8 if the Board of Directors of Parent or the Company, as the case may be, shall conclude in good faith on the basis of the advice of Wachtell, Lipton, Rosen & Katz in the case of the Company and Sommer & Barnard, PC in the case of Parent that such action would violate the fiduciary obligations of such Board under applicable law, and
         (ii) in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, neither Parent nor the Company shall, without the other party's prior written consent, commit to any material divestiture transaction, and neither Parent nor the Company shall be required to agree to such a divestiture or to commit to take any action that limits Parent's freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, or assets of Parent or any of its Affiliates or that otherwise would have a Material Adverse Effect on Parent.

              Section 5.9 Public Announcements. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE.

              Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

              Section 5.11 Indemnification; Directors and Officers Insurance. For three years from and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation and By-Laws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of the Company and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time; provided, however, that Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless such persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby. Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than two years from the Effective
         Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $300,000).

              Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

              Section 5.13 Directors. The directors of Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-Laws.

              Section 5.14 Designation of Directors. At the Effective Time, Parent shall cause Stanton J. Bluestone for the class of 1998 and John W. Burden III for the class of 1999 to be appointed to its Board of Directors, each of whom shall serve until the next regularly scheduled annual meeting of Parent or until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and By-Laws. Parent shall cause its Board to renominate Mr. Bluestone for the class of 2001 and Mr. Burden for the class of 2002. In addition, in connection with the next regularly scheduled annual meeting of the shareholders of Parent, Messrs. Bluestone, Burden and R. Brad Martin shall jointly make a recommendation for an additional Parent board member, who may or may not be a current director of the Company, to the Strategic Planning and Corporate Governance Committee of the Board of Directors of Parent. The Strategic Planning and Corporate Governance Committee shall, consistent with its fiduciary obligations, consider any such recommendation. Section 13 of Article III of Parent's By-Laws shall be amended so that the resignation requirement shall not apply to the Company's nominees.

                                    ARTICLE VI

                        CONDITIONS PRECEDENT TO THE MERGER

              Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

              (a) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of shareholders of the Company in accordance with applicable law and the Articles of Incorporation and By-Laws of the Company, and the Parent Shareholders' Approvals shall have been obtained by the requisite vote of the shareholders of Parent in accordance with applicable rules of the NYSE, applicable law, and the Charter and By-Laws of Parent.

              (b) Listing on the NYSE. The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

              (c) HSR, OCC and Other Approvals.

                   (i) The waiting period (and any extension thereof)
              applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                   (ii) The OCC shall have approved the change of
              control of the Bank.

                   (iii) All authorizations, consents, orders,
              declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

                   (iv) All authorizations, consents, or approvals of,
              any third party, which the failure to obtain would have a Material Adverse Effect on Parent or the Company shall have been obtained.

              (d) Accounting. Parent shall have received an opinion of Coopers & Lybrand, LLP, dated as of the Effective Time, in form and substance reasonably satisfactory to Parent and the Company, that the Merger will qualify for pooling of interests accounting treatment under generally accepted accounting principles if closed and consummated in accordance with this Agreement. Parent shall have received a "cold comfort" letter of Coopers & Lybrand, LLP, dated the date on which the Registration Statement shall become Effective and the Effective Time, respectively, in form and substance reasonably satisfactory to Parent and the Company and reasonably customary in scope and s ubstance for letters of such type.

              (e) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

              (f) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

              (g) Litigation. There shall not be instituted or pending any suit, action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which, in the opinion of Sommer & Barnard, PC, would have a Material Adverse Effect on Parent (assuming for purposes of this paragraph (g) that the Merger shall have occurred).

              (h) Dissenting Shares. At the time of Closing, holders of no more than 5% of the outstanding shares of Company Common Stock shall have dissented and preserved their rights to seek appraisal (excluding Company Common Stock owned by any of the Company's Subsidiaries).

              Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

              (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by its Chief
         Executive Officer and its Chief Financial Officer to such effect.

              (b) Tax Opinion. The Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                   (i) the Merger will constitute a "reorganization"
              within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                   (ii) no gain or loss will be recognized by Parent or
              the Company as a result of the Merger;

                   (iii) no gain or loss will be recognized by the
              shareholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                   (iv) the aggregate tax basis of the shares of Parent
              Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                   (v) the holding period for shares of Parent Common
              Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                   (vi) a shareholder of the Company who receives cash
              in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share
              (as described in clause (iv) above) and the amount of cash received.

         In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations from Parent, the Company, and others.

              (c) The Company shall have received an opinion of Sommer & Barnard, PC, counsel to Parent, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Parent Common Stock to be issued in the Merger will, when issued, have been duly authorized, validly issued and shall not be subject to further assessment. In rendering such opinion, Sommer & Barnard, PC may rely upon the opinion of Tennessee counsel reasonably satisfactory to the Company.

              (d) Parent shall have proffered executed employment agreements in forms heretofore agreed for Mr. Stanton J. Bluestone and Mr. Michael R. MacDonald, which proffers shall not have been withdrawn, and shall have complied with the agreements in Schedule 6.2(d) hereof.

              Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional condition:

              (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

              Section 7.1  Termination.  This Agreement may be
         terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent:

              (a) by mutual written consent of Parent and the Company;

              (b) by either Parent or the Company (provided such party is not then in material breach) if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

              (c) by either Parent or the Company (provided such party is not then in material breach) if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within ten business days following receipt by the breaching party of written notice of the breach; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

              (d) by Parent or the Company if the Merger has not been effected on or prior to the close of business on April 15, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

              (e) by Parent or the Company if the shareholders of the Company do not approve this Agreement at the Company
         Shareholder Meeting or any adjournment or postponement thereof;

              (f) by Parent or the Company if the Parent Shareholders' Approvals are not obtained at the Parent Shareholder Meeting or any adjournment or postponement thereof;

              (g) by Parent or the Company prior to approval of this Agreement by the Company's shareholders if the Board of Directors of the Company reasonably determines that a Takeover Proposal with respect to the Company constitutes a Superior Proposal (as hereinafter defined); provided, however, that the Company may not terminate this Agreement pursuant to this
         Section 7.1(g) until three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company (which written notice shall inform Parent of the material terms and conditions of the Takeover Proposal) and the delivery of a copy thereof if such Takeover Proposal is in writing;

              (h) by Parent or the Company prior to the receipt of the Parent Shareholder Approvals if the

         Board of Directors of Parent reasonably determines that a Takeover Proposal with respect to Parent constitutes a Superior Proposal (as hereinafter defined); provided, however, that the Parent may not terminate this Agreement pursuant to this Section 7.1(h) until three business days have elapsed following delivery to the Company of a written notice of such determination by the Board of Directors of Parent (which written notice shall inform the Company of the material terms and conditions of the Takeover Proposal) and the delivery of a copy thereof if such Takeover Proposal is in writing;

              (i) by Parent prior to approval of this Agreement by the Company's shareholders if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of the Company is announced or commenced, and, after fifteen (15) business days, the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

              (j) by the Company prior to the receipt of the Parent Shareholder Approvals if (i) the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend or shall have modified or withdrawn its recommendation of the Parent Shareholders' Approvals or declaration that the Merger is advisable and fair to and in the best interests of Parent and its shareholders, or shall have resolved to do so, (ii) the Board of Directors of the Parent shall have recommended to the shareholders of the Parent any Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 30% or more of the outstanding capital stock of Parent is announced or commenced, and, after fifteen (15) business days, the Board of Directors of Parent fails to recommend against acceptance of such offer by its shareholders (including taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or

              (k) by the Company if the closing price on the NYSE of the Parent Common Stock is less than $22.00 per share on each trading day in any period of fifteen (15) consecutive trading days beginning seven calendar days after execution of this Agreement.

              The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

              "Superior Proposal" shall mean a bona fide proposal or offer made by a third party to acquire Parent or the Company
         (as applicable) pursuant to a Takeover Proposal which a majority of the members of the Board of Directors of Parent or the Company (as applicable) determines in their good faith reasonable judgment (based on the advice of independent financial advisors) to be more favorable to Parent or the Company and to its shareholders than the transactions contemplated hereby, provided that in making such determination the Board considers the likelihood that such third party is able to consummate such proposed transaction.

              Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

              Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE VIII

                                GENERAL PROVISIONS

              Section 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in
         Article I and Sections 4.4, 5.7 and 5.11, 5.14 and this Article VIII shall survive the Effective Time, and those set forth in the last sentence of Section 5.3 and Sections 5.6 and 7.2 and this Article VIII and the Confidentiality Agreement shall survive termination.

              Section 8.2  Notices.  All notices and other
         communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the
                                       -48-


         following addresses (or at such other address for a party as shall be specified by like notice):

              (a)  if to Parent or Sub, to:
                   Proffitt's, Inc.
                   750 Lakeshore Parkway
                   Birmingham, Alabama  35211
                   Attn.:  Mr. R. Brad Martin

                   Proffitt's, Inc.
                   750 Lakeshore Parkway
                   Birmingham, Alabama  35211
                   Attn.:  Brian J. Martin, Esquire

                   with copies to:
                   James A. Strain, Esquire
                   Sommer & Barnard, PC
                   4000 Bank One Tower
                   Indianapolis, Indiana 46204

              (b)  if to the Company, to:
                   Carson Pirie Scott & Co.
                   331 W. Wisconsin Avenue
                   Milwaukee, Wisconsin 53203
                   Attn.:  Charles J. Hansen, Esquire

                   with copies to:
                   Patricia A. Vlahakis, Esquire
                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, New York 10019

              Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

              Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement, is the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

              Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS
         AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

              Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

              Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

              Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Indiana (unless such courts assert no jurisdiction, in which case the Company consents to the exclusive jurisdiction of the courts of the State of Indiana) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against the each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Indiana (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Indiana). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

              IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                         PROFFITT'S, INC.



                                         By: /s/ R. Brad Martin
                                             -------------------
                                            Name:  R. Brad Martin
                                            Title:  Chairman of the
                                            Board and Chief Executive
                                            Officer


         Attest:
         By: /s/ Douglas E. Coltharp
             -----------------------
            Name:  Douglas E. Coltharp
            Title:  Executive Vice
            President and Chief
            Financial Officer


                                         LASALLE MERGER CORPORATION



                                         By:  /s/ R. Brad Martin
                                              ------------------
                                            Name:  R. Brad Martin
                                            Title:  President


         Attest:



         By: /s/ Brian J. Martin
            --------------------
            Name: Brian J. Martin
            Title: Exec. VP

                                         CARSON PIRIE SCOTT & CO.



                                         By: /s/ Stanton J. Bluestone
                                             -------------------------
                                            Name:  Stanton J. Bluestone
                                            Title:  Chairman of the
                                            Board and Chief Executive
                                            Officer


         Attest:



         By: /s/ Charles J. Hansen
            ----------------------
            Name: Charles J. Hansen
            Title: Secretary